Exhibit 10.4

MODIFICATION AND EXTENSION OF PROMISSORY NOTE

          THIS AGREEMENT OF MODIFICATION AND EXTENSION OF PROMISSORY NOTE is by and among Northern Technologies International Corporation (the “Borrower”) and NATIONAL CITY BANK, Cleveland, Ohio (the “Bank”).  This agreement is attached to and made a part of a promissory note (the “Note”) in the original principal amount of Five Hundred Thousand and 00/100ths Dollars ($500,000.00) which was executed by Borrower, payable to Bank and dated August 6, 2004.  For valuable considerations as hereinafter granted each to the other and intending to be legally bound, the parties modify the following terms, conditions, and provision of the Note:

(1)	The Expiration Date of the Note is changed from December 31, 2005 to January 31, 2006.

(2)	An increase in the Revolving Commitment from $500,000.00 to $1,000,000.00.

(3)	Borrower does not have any claim, offset or defense against the Bank.

(4)	Bank reserves all of its rights.

          IN WITNESS, the parties execute this Modification and Extension of Promissory Note at Beachwood, Ohio on this 2nd day of March, 2005.

“WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

BORROWER:

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ MATTHEW C. WOLSFELD

Printed Name: Matthew C. Wolsfeld
Title:	Chief Financial Officer

		By:	/s/ DAVID W. RONYAK

Printed Name: David W. Ronyak
		Title:	Vice President

BANK:

NATIONAL CITY BANK

By:	/s/ DAVID A. DEMICHAEL

David A. DeMichael, Vice President